UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

December 14, 2022

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 5.02 of this Current Report on Form 8-K with respect to the Employment Agreement is incorporated by reference into Item 1.01 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2022, Gaucho Group Holdings, Inc. (the “Company”) and Maria Echevarria, its Chief Financial Officer, entered into an employment agreement to continue to serve as the Company’s Chief Financial Officer, effective January 1, 2022 for a three-year term, subject to automatic renewal of successive one-year periods (the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Echevarria will receive a base salary of $230,000 for 2022; $250,000 for the second year; and $275,000 for the third year, which may be increased or decreased from time to time with the approval of the board of directors. In addition, Ms. Echevarria is eligible for an annual cash and equity bonus based on certain key performance indicators, as approved by the board of directors, and she is entitled to participate in the Company’s 2018 Equity Incentive Plan, insurance, health, retirement, and other benefit plans.

During her employment and for a period of one year thereafter, Ms. Echevarria is prohibited from competing with the Company within its geographic area and, for one year following the last day of her employment, from soliciting the Company’s customers and the Company’s employees for a competing business.

The Employment Agreement includes a “clawback” provision in which Ms. Echevarria agrees that the Company can recoup any compensation or benefits provided to her that are required by applicable law to be subject to recovery or recoupment.

Further, the Employment Agreement contains certain rights of Ms. Echevarria and the Company to terminate Ms. Echevarria’s employment, including a termination by the Company for “Cause” as defined in the Employment Agreement. The Employment Agreement also specifies certain compensation due following termination of employment, including severance payments to Ms. Echevarria if she is terminated “Without Cause” or resigns for “Good Reason” as set forth in the Employment Agreement, in which case she is entitled, following termination, to 12 months of her current base salary, provisions for an annual bonus that Ms. Echevarria would have earned had no termination occurred, and reimbursement for health insurance premiums for 12 months.

The foregoing summary of the terms and conditions of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement by and between the Company and its Chief Financial Officer dated December 14, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of December 2022.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO